Exhibit (a)(28)

Genco’s Strong Governance The highly qualified and experienced Genco Board and management team remain committed to maintaining the highest standards of corporate governance Genco continues to lead the drybulk industry in a number of ways We are the largest U.S. headquartered drybulk shipping company We are the only U.S.-listed drybulk shipping company with no related-party transactions and have been consistently ranked in the top quartile on corporate governance among public shipping companies by Webber Research We provide detailed disclosures on the Company’s strategy and performance and align executive compensation with shareholder interests We have a diverse, independent and experienced Board of Directors, half of whom are female Meet Genco’s Highly Qualified Board of Directors Our six directors—John C. Wobensmith, Kathleen C. Haines, Paramita Das, Basil G. Mavroleon, Karin Y. Orsel and Arthur L. Regan—are highly engaged and experienced participants in the boardroom and committed to industry-leading governance. Each of these six directors brings a balanced and highly relevant skill set, with a proven track record of executing our Comprehensive Value Strategy that continues to position Genco for the future while delivering shareholder returns. John C. Wobensmith Chairman & CEO Mr. Wobensmith has served as a director of Genco since May 29, 2021 and Chairman since August 26, 2025. Mr. Wobensmith has served as our Chief Executive Officer since March 23, 2017 and our President since December 19, 2014. Mr. Wobensmith has significant experience in managing all aspects of a drybulk shipping company including commercial, technical and capital allocation. During his tenure with the Company he has led the transformation of its commercial operating platform and the development of its comprehensive value and capital allocation strategy. From April 2005 until his appointment as President, he served as our Chief Financial Officer and Principal Accounting Officer. He also served as a director of Ultrapetrol (Bahamas) Limited, a marine transportation company, from 2016 to 2017. Mr. Wobensmith has over 25 years of experience in the shipping industry. Before becoming our Chief Financial Officer, Mr. Wobensmith served as a Senior Vice President with American Marine Advisors, Inc., an investment bank focused on the shipping industry. While at American Marine Advisors, Inc., Mr. Wobensmith was involved in mergers and acquisitions, equity fund management, debt placement and equity placement in the shipping industry. From 1993 through 2000, he worked in the international maritime lending group of The First National Bank of Maryland, serving as a Vice President from 1998. Mr. Wobensmith has a bachelor’s degree in economics from St. Mary’s College of Maryland. He also was appointed by the Governor of Maryland and currently serves on the Board of Trustees and as Treasurer of the Board at St. Mary’s College of Maryland. Mr. Wobensmith holds the Chartered Financial Analyst designation. He was inducted into the International Maritime Hall of Fame in 2024 and will receive the Silver Bell Award from the Seamen’s Church Institute in June 2026. Kathleen C. Haines Lead Independent Director, Audit Committee (Chair), Compensation Committee Ms. Haines has served as a director of Genco since May 17, 2017, and was appointed as Lead Director in August 2025. In January 2025, she joined the Advisory Board of Veer.voyage, a startup company incorporated in the Bahamas and a tonnage provider of zero emission ships. From 2021 until 2024 she served on the Advisory Board of Sea Machines Robotics, a privately held company in Boston, Massachusetts. She served as Chief Financial Officer and Treasurer of Heidmar Inc. (“Heidmar”), a privately held company that commercially manages a fleet of oil tankers, from July 2012 until May 2020. She was also a member of the Executive Committee of Heidmar, which was responsible for the strategy of the company as well as marketing efforts. Prior to and after her time at Heidmar, Ms. Haines has served as the Principal of Holbridge Capital Advisors, a financial consulting and investment firm specializing in the maritime industry. During 2010, she served as the Chief Financial Officer of Asia Pacific Carriers, based in Hong Kong. From May 2007 to May 2008, she was the Chief Executive Officer of the transition company created following the sale of OMI Corporation, a U.S.-based NYSE-listed international shipping company. Ms. Haines served as the Chief Financial Officer of OMI Corporation from 1998 until its sale. Ms. Haines was a board member of OSG America LLC from 2007 until it was reacquired by its parent company in 2009 and served as Chair of the Audit Committee and a member of the Conflicts Committee. She currently serves on the Board of Trustees of the Seamen’s Church Institute as Audit Chair and is a member of the Finance and Endowment Committee as well as the Governance/Nominating Committee. She is the Treasurer and a founding board member of the U.S. affiliate of Women’s International Shipping and Trading Association. Ms. Haines is a CPA. Paramita Das Compensation Committee, ESG Committee Ms. Das has served as a director of Genco since March 4, 2024. Ms. Das has served as the Chief Strategy Officer and Senior Advisor to the Chief Executive Officer of Stardust Power Inc. from September 2024 to November 2025.  Previously, Ms. Das served as the Global Head of Marketing, Development and ESG (Chief Marketing Officer) Metals and Minerals at Rio Tinto from June 2022 through February 2024, President of Rio Tinto Nickle Inc., President and CEO of Alcan Primary Products Company, LLC and a member of the Board of Directors of Rio Tinto Services Inc. from July 2019 through September 2023; General Manager, Marketing and Development, Metals, and Head of the Chicago Commercial Office, Rio Tinto from January 2018 to May 2022. Ms. Das has served as Chief of Staff/Group Business Executive to the Rio Tinto Group CEO from December 2016 to December 2017.  Ms. Das has been a member of the Board of Coeur Mining since May 2023 and a member of the Board of Directors of Toromont Industries Ltd., a specialized equipment company, since November 2024. Ms. Das is a former Board member of World Business Chicago from January 2020 to January 2022, Chicago Children’s Museum from June 2019 to June 2021 and UN Women-USNC from 2014 - 2017. She earned a Master of Business Administration from the University of Louisville, Executive Education from University of Chicago and a Bachelors’ Degree from Guru Singh Indraprastha University. Basil G. Mavroleon Compensation Committee (Chair), Audit Committee, Nominating & Corporate Governance Committee Mr. Mavroleon has served as a director of Genco since July 17, 2015. Mr. Mavroleon served as a director of Baltic Trading from March 15, 2010 until Baltic Trading’s merger with our Company on July 17, 2015. Mr. Mavroleon also served as a director of our Company from July 27, 2005 to July 9, 2014. Mr. Mavroleon has been employed in the shipping industry for the last 56 years. Since 1970, Mr. Mavroleon has worked at Charles R. Weber Company, Inc., one of the oldest and largest tanker brokerages and marine consultants in the United States. Mr. Mavroleon was Managing Director of Charles R. Weber Company, Inc. for twenty-five years and held the position of Manager of the Projects Group thereafter for five years from January 2009 until April 2013. Mr. Mavroleon was a director of Pyxis Tankers, Inc. from October 2015 to May 2026, where he served on the audit committee and the nominating and corporate governance committee. Mr. Mavroleon also serves as Managing Director of WeberSeas (Hellas) S.A., a comprehensive sale and purchase, newbuilding, marine projects and ship finance brokerage based in Piraeus, Greece. Since its inception in 2003 through its liquidation in December 2005, Mr. Mavroleon served as Chairman of Azimuth Fund Management (Jersey) Limited, a hedge fund that dealt with tanker freight forward agreements and derivatives. Mr. Mavroleon is on the advisory board of NAMMA (North American Maritime Ministry Association), is a director emeritus of NAMEPA (North American Marine Environmental Protection Association), and is Chairman of the New York World Scale Committee. Mr. Mavroleon is a member of the Connecticut Maritime Association, NYMAR (New York Maritime Inc.), the Maritime Foundation Knowledge Center, honorary director of the Connecticut Maritime Association Education Foundation (CAMEF), and serves on the board of trustees of the Maritime Aquarium, Norwalk, CT. Mr. Mavroleon was educated at Windham College, Putney, VT. Karin Y. Orsel ESG Committee (Chair), Nominating & Corporate Governance Committee Ms. Orsel has served as a director of Genco since March 22, 2021. Ms. Orsel is the Chief Executive Officer and founder of MF Shipping Group, which she established in 1994. She has over 33 years of experience in the maritime industry. MF Shipping Group provides technical management services to a fleet of more than 50 vessels, including oil product and chemical tankers, multipurpose vessels, self-unloaders, and cement carriers. In connection with these activities, Ms. Orsel has served for more than 20 years as managing director of several ship-owning companies. Ms. Orsel began her career in the shipping industry at the age of 18 with Sandfirden Rederij B.V., where she served as Financial Manager. She currently holds a number of industry governance and representative roles, including membership in the Presidency of the European Shipowners (ECSA), board membership and former presidency of the Royal Association of Netherlands Ship-owners (KVNR), board membership of the International Chamber of Shipping (ICS), council membership of the International Association of Independent Tanker Owners (INTERTANKO), and membership of BIMCO. She also serves as Honorary Consul of Norway. Ms. Orsel is a former Chair of the International Seafarers’ Welfare and Assistance Network (ISWAN) and acts as an Ambassador for the Women’s International Shipping & Trading Association (WISTA). Ms. Orsel has received multiple industry recognitions, including Female Entrepreneur of the Year (Netherlands, 2009), an Honorary Degree from Massachusetts Maritime Academy (2017), the Tanker Industry Leader Award (2019), the Seatrade Award (2021), and the IMO Gender Equality Award (2025). She holds a Bachelor of Arts in Economic & Administrative Education from Winschoter College in the Netherlands. Arthur L. Regan Nominating & Corporate Governance Committee (Chair), Audit Committee, ESG Committee Mr. Regan has served as a director of Genco since February 2016, and was our Executive Chairman from November 2016 until May 2021. Since 2022, Mr. Regan has been the Chief Executive Officer of Energos Infrastructure, which owns and operates marine infrastructure assets principally focused on LNG floating storage and regasification import terminals located in multiple countries globally primarily on long-term government utility linked contracts. From 2018 to 2021 Regan was the Executive Chairman of Chembulk Tankers, an owner of specialized international chemical transport vessels and was appointed to the position by its private equity owners KKR Investments and York Capital Holdings. From 2010 to 2018, Mr. Regan was the President, Chief Executive Officer and a Director of Principal Maritime Management, LLC, a wholly owned portfolio company of Apollo Global Management. Mr. Regan has more than 35 years of experience in the shipping industry in executive roles, including as President and Chief Executive Officer of Arlington Tankers Ltd. from 2004 to 2008, which was listed on the New York Stock Exchange. Mr. Regan is a graduate of the State University of New York Maritime College at Fort Schuyler with a Bachelor of Science degree in Marine Transportation and Management. Mr. Regan began his shipping career sailing as an officer on merchant tankers and dry bulk vessels for over ten years, completing his sea service as Master Mariner. He is currently a Member of the North American Panel Committee of the vessel classification society and maritime industry advisor DNV-GL. Together, our directors bring years of relevant industry and leadership experience critical to Genco’s success Fleet and Technical Management Drybulk Commodities Commercial Operations Capital Allocation Financial Reporting M&A Your vote is important Vote “FOR” Genco’s Six Highly Qualified Directors and “WITHHOLD” on Diana’s Nominees How to vote Investor Contact Peter Allen Chief Financial Officer Genco Shipping & Trading Limited (646) 443-8550 Media Contact Leon Berman IGB Group (212) 477-8438 lberman@igbir.com Learn more about Genco at  www.gencoshipping.com Sign up for updates Name Email Address Submit Privacy Policy

GENCO SHIPPING
& TRADING LIMITED

Comprehensive Value Strategy | Strong Governance | Diana's Takeover Attempt | Diana's Proxy Fight | Shareholder Resources | FAQs | How to Vote



Shareholder Resources

Shareholder Letters

MAY 18, 2026
Genco Shareholder Letter
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MAY 15, 2026
Genco Shareholder Letter
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MAY 7, 2026
Genco Shareholder Letter
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MARCH 30, 2026
Genco Shareholder Letter
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Infographics

MAY 12, 2026
Genco Myth vs Fact Infographic
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Presentations

MAY 21, 2026
Delivering Superior Returns and Creating Value for All Shareholders
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Press Releases

MAY 18, 2026
Genco Shipping & Trading Limited Responds to Diana's Latest Misleading Claims and Gamesmanship
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MAY 18, 2026
Genco Shipping & Trading Limited Sends Letter to Shareholders from Chairman and CEO John Wobensmith
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MAY 15, 2026
Genco Shipping & Trading Limited Board of Directors Unanimously Rejects Diana Shipping's Unsolicited Tender Offer
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MAY 12, 2026
Genco Shipping & Trading Limited Sets the Record Straight on Diana's False and Misleading Claims
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MAY 7, 2026
Genco Shipping & Trading Limited Issues Statement Regarding Diana's Unsubstantiated Assertions
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MAY 7, 2026
Genco Shipping & Trading Limited Files Definitive Proxy Materials and Mails Letter to Shareholders
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MAY 4, 2026
Genco Shipping & Trading to Review Diana Shipping's Unsolicited Tender Offer
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APRIL 24, 2026
Genco Shipping & Trading Files Preliminary Proxy Statement in Connection with 2026 Annual Meeting of Shareholders
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APRIL 13, 2026
Genco Shipping & Trading Issues Statement Regarding Diana Shipping's Letter to Shareholders
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APRIL 7, 2026
Genco Shipping & Trading Launches Website for Shareholders
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MARCH 30, 2026
Genco Shipping & Trading Sends Letter to Shareholders
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MARCH 20, 2026
Genco Shipping & Trading Issues Statement
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MARCH 19, 2026
Genco Shipping & Trading Rejects Revised, Non-Binding Indicative Proposal from Diana Shipping Inc.
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MARCH 6, 2026
Genco Shipping & Trading Responds to Revised Unsolicited Proposal from Diana Shipping Inc.
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JANUARY 16, 2026
Genco Shipping & Trading Responds to Diana Shipping Inc.'s Intent to Nominate Directors to Replace Entire Genco Board
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JANUARY 13, 2026
Genco Shipping & Trading Rejects Non-Binding Indicative Proposal from Diana Shipping Inc.
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NOVEMBER 24, 2025
Genco Shipping & Trading Confirms Receipt of a Non-Binding Indicative Proposal from Diana Shipping Inc.
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SEC Filings

MAY 18, 2026
Genco Shipping & Trading Sends Letter to Shareholders, Issues Statement and Posts on LinkedIn
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MAY 15, 2026
Genco Shipping & Trading Shareholder Letter, Rejection of Unsolicited Tender and LinkedIn Post
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MAY 15, 2026
Genco Shipping & Trading Schedule 14D-9
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MAY 12, 2026
Genco Shipping & Trading Sets the Record Straight on Diana's False and Misleading Claims and Sends Infographic to its Shareholders
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MAY 7, 2026
Genco Shipping & Trading Limited Issues Statement Regarding Diana's Unsubstantiated Assertions
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MAY 7, 2026
Genco Shipping & Trading Letter to Shareholders and LinkedIn Post
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MAY 7, 2026
Genco Shipping & Trading Definitive Proxy Statement
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MAY 4, 2026
Genco Shipping & Trading to Review Diana Shipping's Unsolicited Tender Offer
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APRIL 24, 2026
Genco Shipping & Trading Preliminary Proxy Statement
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APRIL 13, 2026
Genco Shipping & Trading Issues Statement Regarding Diana Shipping's Letter to Shareholders
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APRIL 7, 2026
Genco Shipping & Trading Launches Website for Shareholders
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MARCH 31, 2026
Genco Shipping & Trading Letter to Shareholders and LinkedIn Post
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MARCH 30, 2026
Genco Shipping & Trading Sends Letter to Shareholders
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MARCH 20, 2026
Genco Shipping & Trading Issues Statement
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MARCH 19, 2026
Genco Shipping & Trading Rejects Revised, Non-Binding Indicative Proposal from Diana Shipping Inc.
DOWNLOAD PDF

MARCH 6, 2026
Genco Shipping & Trading Responds to Revised Unsolicited Proposal from Diana Shipping Inc.
DOWNLOAD PDF

JANUARY 16, 2026
Genco Shipping & Trading Responds to Diana Shipping Inc.'s Intent to Nominate Directors to Replace Entire Genco Board
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JANUARY 13, 2026
Genco Shipping & Trading Rejects Non-Binding Indicative Proposal from Diana Shipping Inc.
DOWNLOAD PDF

NOVEMBER 24, 2025
Genco Shipping & Trading Confirms Receipt of a Non-Binding Indicative Proposal from Diana Shipping Inc.
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INVESTOR CONTACT

Peter Allen
Chief Financial Officer
Genco Shipping & Trading Limited
(646) 443-8550

MEDIA CONTACT

Leon Berman
IGB Group
(212) 477-8438
lberman@igbir.com

Learn more about Genco at www.gencoshipping.com

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